Exhibit 99.2

NUMOBILE, INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009

		Enhance Network
	NuMobile, Inc.	Communication, Inc.	Adjustments		Pro Forma

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,668	10,100			$16,768
Accounts receivable	-	34,284			34,284
Total current assets	6,668	44,384	-		51,052

FIXED ASSETS, net	-	18,380			18,380
INTANGIBLE ASSETS, net			1,967,077	(a)	1,967,077
TOTAL ASSETS	$6,668	62,764	1,967,077		$2,036,509

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$277,012	54,091			$331,103
Accrued interest - shareholder note payable		123,750			123,750
Accrued compensation	10,133	-			10,133
Convertible debt	246,299	-			246,299
Notes payable	201,487	-	1,000,000	(a)	1,201,487
Loans from shareholders	-	27,000			27,000
Shareholder note payable	-	825,000			825,000
Dividends payable	1,117,146	-			1,117,146
Accrued derivative liability	1,861,415	-			1,861,415
Preferred stock; Series A; $0.001 par value; 5,000 shares authorized;					-
2,656 shares issued and outstanding	265,600	-			265,600
Preferred stock; Series D convertible; $0.001 par value; 25,000 shares authorized;					-
11,484 shares issued and outstanding	1,148,400	-			1,148,400
Preferred stock; Series E convertible; $0.001 par value; 25,000 shares authorized;					-
5,708 shares issued and outstanding	570,800	-			570,800
Total current liabilities	5,698,292	1,029,841	1,000,000		7,728,133
Total liabilities	5,698,292	1,029,841	1,000,000		7,728,133

Commitments and contingencies	-	-	-		-

STOCKHOLDERS' DEFICIT:
Preferred stock; Series B; $0.001 par value; 100,000 shares authorized;
0 issued and outstanding	-	-	-		-
Preferred stock; Series C; $0.001 par value; 12,000,000 shares authorized;
5,000 issued and outstanding	5	-	-		5
Common stock, $0.001 par value; 5,000,000 shares authorized,
18,667,626 issued and outstanding	18,668	15	(15)	(a)	18,668
Additional paid-in capital	2,345,876	49,985	(49,985)	(a)	2,345,876
Accumulated deficit	(8,056,173)	(1,017,077)	1,017,077	(a)	(8,056,173)
Total stockholders' deficit	(5,691,624)	(967,077)	967,077		(5,691,624)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,668	62,764	1,967,077		$2,036,509

(a) Adjustment relates to the value of the intangible asset of Enhance Network Communication, Inc. if purchased on June 30, 2009, as well as the value of the note payable issued to NuMobile, Inc. for the purchase on the same date.

NUMOBILE, INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009

		Enhance Network
	NuMobile, Inc.	Communication, Inc.	Adjustments		Pro Forma

Revenue
Product revenue	$1,610	55,643			$57,253
Service revenue	-	171,967			171,967
Total Revenue	1,610	227,610	-		229,220

Cost of Revenue	-	89,763			89,763

Gross profit	1,610	137,847	-		139,457

Operating expenses:
Wage expense	60,000	9,898			69,898
Professional fees	20,119	95,760			115,879
Adminstrative expense	29,676	46,165			75,841
Advertising expense	-	9,772			9,772
Depreciation and amortization expense	-	5,655	196,708	(a)	202,363
Total operating expenses	109,795	167,250	196,708		473,753
Income from operations	(108,185)	(29,403)	(196,708)		(334,296)

Non-operating income (expense):
Interest expense	(9,500)	(740)	(40,000)	(b)	(50,240)
Interest expense - shareholder note payable	-	(41,250)			(41,250)
Change in accrued derivative liability	(16,790)	-			(16,790)
Loss on disposal of assets	-	(52,976)			(52,976)
Total non-operating income (expense)	(26,290)	(94,966)	(40,000)		(161,256)

Income (loss) before income tax	(134,475)	(124,369)	(236,708)		(495,552)

Income tax	-	-	-		-
Net loss	(134,475)	(124,369)	(236,708)		(495,552)

Preferred stock dividends	(152,465)	-			(152,465)
Net loss attributed to common stockholders	$(286,940)	(124,369)	(236,708)		$(648,017)

Weighted average shares outstanding :
Basic	12,213,858				12,213,858
Diluted	12,213,858				12,213,858

Net loss per share attributed to common stockholders:
Basic	$(0.02)				$(0.05)
Diluted	$(0.02)				$(0.05)

(a)	Adjustment relates to amortization of the Enhance Network Communication, Inc. intangible asset for the six months ended June 30, 2009.

(b)	Adjustment relates to interest expense on the $1,000,000 note payable at 8% per annum for the six months ended June 30, 2009.

NUMOBILE, INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

		Enhance Network
	NuMobile, Inc.	Communication, Inc.	Adjustments		Pro Forma

Revenue
Product revenue	$7,282	702,251			$709,533
Service revenue	-	433,764			433,764
Total Revenue	7,282	1,136,015	-		1,143,297

Cost of Revenue	-	787,210			787,210

Gross profit	7,282	348,805	-		356,087

Operating expenses:
Wage expense	96,000	11,347			107,347
Professional fees	114,511	160,215			274,726
Adminstrative expense	24,666	133,512			158,178
Advertising expense	-	19,330			19,330
Depreciation and amortization expense	-	9,468	393,415	(a)	402,883
Total operating expenses	235,177	333,872	393,415		962,464
Income from operations	(227,895)	14,933	(393,415)		(606,377)

Non-operating income (expense):
Interest expense	(23,550)	(1,356)	(80,000)	(b)	(104,906)
Interest expense - shareholder note payable	-	(82,500)			(82,500)
Change in accrued derivative liability	(108,708)	-			(108,708)
Other income (expense)	-	8,464			8,464
Loss on disposal of assets	-	-			-
Total non-operating income (expense)	(132,258)	(75,392)	(80,000)		(287,650)

Income (loss) before income tax	(360,153)	(60,459)	(473,415)		(894,027)

Income tax	-	1,167	-		1,167
Net loss	(360,153)	(61,626)	(473,415)		(895,194)

Preferred stock dividends	(286,815)	-			(286,815)
Net loss attributed to common stockholders	$(646,968)	(61,626)	(473,415)		$(1,182,009)

Weighted average shares outstanding :
Basic	10,036,647				10,036,647
Diluted	10,036,647				10,036,647

Net loss per share attributed to common stockholders:
Basic	$(0.06)				$(0.12)
Diluted	$(0.06)				$(0.12)

(a)	Adjustment relates to amortization of the Enhance Network Communication, Inc. intangible asset for the year ended December 31, 2008.

(b)	Adjustment relates to interest expense on the $1,000,000 note payable at 8% per annum for the year ended December 31 2008.